UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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RED ROBIN GOURMET BURGERS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

SUPPLEMENT DATED APRIL 21, 2016
TO THE
PROXY STATEMENT DATED APRIL 5, 2016
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2016

On April 5, 2016, Red Robin Gourmet Burgers, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for May 19, 2016 (the “Annual Meeting”). The number of shares of the Company’s common stock outstanding on March 21, 2016, the record date for the Annual Meeting, was incorrectly stated in the Proxy Statement as 14,111,099.
The correct number of shares outstanding as of March 21, 2016 is 13,642,158, all of which are entitled to vote at the Annual Meeting. The error resulted in an overstatement of the number of outstanding shares by approximately 3.4%. After the filing and mailing of the Proxy Statement, the Company was alerted to the error by its transfer agent, who advised that it had inadvertently communicated the erroneous number to the Company in connection with the preparation of the Proxy Statement due to a clerical error.
The error resulted in an understatement of the relative percentages of the Company’s common stock held as of March 21, 2016 by (i) the beneficial owners of more than 5% of the Company’s common stock reported in the table under “Stock Ownership of Certain Beneficial Owners” on page 20 of the Proxy Statement and (ii) Stephen E. Carley, the Company’s Chief Executive Officer, and directors and current executive officers as a group in the table under “Stock Ownership of Directors and Management” on page 21 of the Proxy Statement. The corrected percentages for such owners as of such date are as follows: BlackRock, Inc. – 9.52%; T. Rowe Price Associates, Inc. – 9.18%; RS Investment Management Co. LLC – 8.70%; Mr. Carley – 1.33%; and directors and current executive officers as a group – 2.75%. No other director or named executive officer owned in excess of one percent of the Company’s outstanding shares of common stock as of such date. In all other respects, the tables and footnotes in such sections were correct as filed.
The correction of the number of shares outstanding at March 21, 2016 has no effect on the number of shares outstanding as of February 16, 2016 on the cover page of the Company’s Form 10-K for the fiscal year ended December 27, 2015, or otherwise as reported in the financial statements included in the Company’s Form 10-K or per share amounts reported by the Company for the quarter and fiscal year ended December 27, 2015.